UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 30, 2006
VIACELL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51110	04-3244816

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
245 First Street, Cambridge, Massachusetts 02142
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (617) 914-3400
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.    Results of Operations and Financial Condition
          On November 2, 2006, ViaCell, Inc. issued a press release announcing its results of operations and financial condition for the third quarter of 2006. The press release attached as Exhibit 99.1 includes information with respect to ViaCell’s pro forma basic and diluted net loss per common share in the first nine months of 2005. These are non-GAAP financial measures. These non-GAAP financial measures are utilized by the Company’s management to gain an understanding of the Company’s comparative financial performance. Management believes that these non-GAAP financial measures are useful because they include all outstanding shares of the Company, whether common or preferred, in the calculation of basic and diluted earnings per share. The presentation of this information is not meant to be considered in isolation or as a substitute for GAAP financial measures.
          The information furnished herewith pursuant to Item 2.02 of this Current Report shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.
99.1 — Press release issued by ViaCell, Inc. dated November 2, 2006.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIACELL, INC.
Date: November 2, 2006	By:	/s/ Anne Marie Cook
		Name:	Anne Marie Cook
		Title:	General Counsel and Senior Vice President, Business and Corporate Development

EXHIBIT LIST

Exhibit	Description

99.1	Press release issued by ViaCell, Inc. dated November 2, 2006